UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

EG ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by EG Acquisition Corp.

Pursuant to Rule 14a-12 under

the Securities Exchange Act of 1934

Subject Company: EG Acquisition Corp.

Commission File No.: 001-40444

flyExclusive Secures Major Funding from State of North Carolina for

New Headquarters and Cutting-Edge Pilot Training Center

State Budget Passes with $30 million for Pilot Training Center

KINSTON, NC (OCTOBER 18, 2023) – flyExclusive, a leading provider of premium private jet charter experiences, today announced that the Global Transpark secured a $30 million investment from the State of North Carolina for a cutting-edge pilot training center and headquarters.

The new facility is designed as a five-story complex containing up to five, full-motion flight simulators, intended to allow the company to train and certify its own pilots and reduce a lengthy backlog in the nation’s pilot training pipeline.

The new simulators will occupy 10,000 square-feet across three stories and five bays. The facility will also include 14,000 square-feet in classrooms and training spaces, a rooftop terrace and a 22,000 square-foot air operations center.

“I am often asked why we chose Kinston for our headquarters,” Jim Segrave, Founder and CEO of flyExclusive said. “First, we’re perfectly positioned geographically within a short flight from some of the busiest private aviation destinations in the country. Second, we’re able to recruit talent from the many nearby military bases to build careers in this great community. Third, we’ve received enormous support from the Kinston community, the Global Transpark and the state of North Carolina. We believe this latest investment will bring hundreds of jobs and millions of dollars to the state and community we love. We’re proud to call Kinston and North Carolina home, and I’m grateful for our partners in government who share our vision for the future and invest in our success.”

The company expects that once the simulators are functional, they will be able to reduce the amount of time new pilot hires must wait for outside training, giving the company an advantage as it competes for talent in one of the tightest labor markets in the United States.

Today’s announcement is the latest in a series of steps the company has taken to modernize its facilities and grow its fleet.

Yesterday, the company announced it has added the 100th jet to its state-of-the-art fleet.

In 2022, flyExclusive announced an ambitious fleet modernization program that included an order of up to 44 new Textron Aviation aircraft, including up to 30 CJ3+ light aircraft. The total investment plan included the purchase of up to 14 midsize and super-midsize Cessna Citation business jets, including eight XLS Gen2 aircraft and six Longitude aircraft, respectively. Aircraft in light size, midsize and super-midsize categories will provide options to customers in flyExclusive’s fractional program.

The investments from the state are the prelude to the company’s Phase III expansion. flyExclusive recently completed Phase II, which saw the construction of four hangars, including one that is designed as a cutting-edge, electrostatic paint shop that can handle eight aircraft per month. The hangars, as well as the Phase III campus expansion, will ultimately allow the company to bring approximately 80% of its maintenance in house, reducing the need to outsource which can come with lengthy waits and higher costs. Earlier this year, the Federal Aviation Administration granted flyExclusive Part 145 Certification to perform Maintenance, Repair, and Overhaul (“MRO”) services on third-party aircraft.

About flyExclusive

flyExclusive is a vertically-integrated, FAA regulated operator of private jet experiences offering customers on-demand charter, Jet Club, and fractional jet services to destinations across the globe. As one of the world’s largest owner/operators of Cessna Citation aircraft, flyExclusive owns a floating fleet of 100 light to heavy jets. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable and safe aircraft. flyExclusive’s in-house Maintenance, Repair and Overhaul services, including paint, interiors, and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Additional Information

EG Acquisition Corp. (“EG”) filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 5, 2023, as amended on August 14, 2023 and October 17, 2023, in connection with EG’s proposed acquisition (the “Business Combination”) of LGM Enterprises, LLC (“LGM”) pursuant to the equity purchase agreement, dated as of October 17, 2022, by and among EG, LGM and other parties (the “Equity Purchase Agreement”), and EG will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. EG’s stockholders and other interested persons are advised to read the Preliminary Proxy Statement, any amendments thereto, and, when available, the definitive proxy statement in connection with EG’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about flyExclusive and EG and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of EG as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

EG, EG Sponsor LLC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of EG’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of EG’s directors and officers in EG’s filings with the SEC, including EG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Preliminary Proxy Statement. Stockholders can obtain copies of EG’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

flyExclusive and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from EG’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination can be found in the Preliminary Proxy Statement.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between flyExclusive and EG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of EG’s securities, (ii) the risk that the transaction may not be completed by EG’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by EG, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the shareholders of EG and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement, (vi) the effect of the announcement or pendency of the transaction on flyExclusive’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of flyExclusive and potential difficulties in flyExclusive employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against flyExclusive or against EG related to the Equity Purchase Agreement or the transaction, (ix) the ability to maintain the listing of the EG’s securities on a national securities exchange, (x) the price of EG’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which EG plans to operate or flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting EG’s or flyExclusive’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of EG’s registration on Form S-1, the Preliminary Proxy Statement that was filed as discussed above and other documents filed by EG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and flyExclusive and EG assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. flyExclusive nor EG gives any assurance that either flyExclusive or EG or the combined company will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist

media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications

investors@flyexclusive.com